Exhibit 99.1

BioTime Announces First Quarter 2013 Financial Results and Recent Corporate Accomplishments

ALAMEDA, Calif.--(BUSINESS WIRE)--May 10, 2013--BioTime, Inc. (NYSE MKT: BTX), a biotechnology company that develops and markets products in the field of regenerative medicine, today reported financial results for the first quarter ended March 31, 2013 and highlighted recent corporate accomplishments.

First Quarter and Recent Corporate Accomplishments

  Entered into an Asset Contribution Agreement with Geron Corporation (“Geron”) and our subsidiary Asterias Biotherapeutics, Inc. (“Asterias,” formerly known as BioTime Acquisition Corporation) to acquire from Geron certain assets related to Geron’s discontinued human embryonic stem (“hES”) cell programs, consisting primarily of patents and patent applications and other intellectual property, stem cell lines, and investigational new drug applications (“IND”) filed with the FDA for Geron’s Phase I safety study of oligodendrocyte progenitor cells in patients with complete, subacute spinal cord injury, as well as its Phase I/II clinical trial of its autologous cellular immunotherapy program in patients with acute myelogenous leukemia in complete remission. BioTime believes that the hES assets that BioTime and its subsidiaries have developed and acquired over the last several years, when coupled with the Geron assets that will be acquired by BioTime’s subsidiary Asterias, will assemble within the BioTime group of companies the world’s premier hES intellectual property, cell lines, development programs, and related technologies.
  Completed a $5 million financing on April 10, 2013 with a private investor to provide capital to Asterias as part of the Asset Contribution Agreement. Asterias also entered into its own agreement with the same investor to obtain an additional $5 million of financing to be funded in connection with Asterias’ acquisition of the Geron assets under Asset Contribution Agreement.
  Entered into a worldwide license agreement with the University of California, Los Angeles (“UCLA”) for novel technology related to the treatment of stroke. The licensed technology developed at UCLA uses one of BioTime’s HyStem® hydrogels to deliver locally released growth factors to improve recovery from stroke. Concurrent with the execution of this exclusive license agreement, BioTime has entered into a Sponsored Research Agreement with UCLA to support on-going pre-clinical work to advance the understanding of this technology and develop data in support for the potential filing of an IND for human clinical trials.
  BioTime subsidiary LifeMap Sciences, Inc. (“LifeMap Sciences”) released enhancements to its integrated database suite products LifeMap BioReagents™, LifeMap Discovery™, GeneCards® and MalaCards and entered into a value-added reseller agreement with Appistry, Inc., a company that provides big-data computing that supports life-science and medical analytics at hospitals and medical research centers and organizations. Appistry will market reports that include LifeMap Sciences’ GeneCards® and MalaCards genetic information to clinicians and researchers under a revenue share arrangement with LifeMap Sciences, based on sales of such reports. The market for similar data services is growing rapidly, according to industry reports.
  LifeMap Sciences entered into a commercial relationship with ProSpec-Tany TechnoGene through which LifeMap Sciences has added 100 select recombinant proteins available for sale to researchers on its LifeMap BioReagents™ portal.
  BioTime appointed Stephen C. Farrell to the BioTime Board of Directors and its Audit Committee. Mr. Farrell currently serves as Chief Executive Officer and Director of Convey Health Solutions (formerly known as NationsHealth, Inc.), a healthcare business process outsourcing company headquartered in Sunrise, Florida. Mr. Farrell brings to our Board significant experience in finance, financial reporting, accounting and auditing, and in management as a senior executive of a public healthcare company during a period of significant growth.
  Submitted protocol to European regulatory authorities for initiation of human clinical trials of Renevia™ as a medical device for the delivery of adipose stem cells for reconstructive surgery. The initiation of human clinical studies is expected this year subject to approval of the protocol.
  Raised cash proceeds of $16.4 million since January 2013 through the sale of common shares by BioTime and certain subsidiaries, including $13.4 million in the first quarter of 2013 and $3 million on April 10, 2013.

Financial Results

Net Loss

Net loss attributable to BioTime, Inc. for the first quarter of 2013 was $7.7 million or $0.15 per share, compared to a net loss of $5.0 million or $0.10 per share for the same period of 2012.

Contributing to the increased expenses year-over-year was approximately $1 million in organization, legal, and start up costs associated with Asterias. The other subsidiaries combined for approximately $4 million of other operating losses, with the balance of the operating loss of approximately $3 million residing in BioTime. Historically BioTime's subsidiaries have raised capital, received grants, and generated revenues independently of BioTime to help fund their operations; we expect the subsidiaries to continue to pursue such financing strategies in the future.

Revenue

Total net revenue, including license fees (which also include online database subscription and advertising revenues), royalties from sales of Hextend®, research product sales, and grant income, on a consolidated basis, was $0.4 million in the first quarter of 2013, down $0.2 million from $0.6 million for the same period of 2012. The decrease in revenue year-over-year in the first quarter 2013 is primarily attributable to lower grant revenue related to the completion of BioTime’s research grant from the California Institute for Regenerative Medicine (“CIRM”) in August 2012, partially offset by subscription and advertising revenues from LifeMap Science’s online database GeneCards® which LifeMap Sciences began marketing in May of 2012.

Expenses

Total expense for the first quarter of 2013 was $8.8 million, compared to a total expense of $6.5 million for the first quarter 2012. Operating expenses increased $2.3 million year-over-year in the first quarter 2013 due to increased expenses related to the amortization of patent technology from our previous acquisitions, employee compensation and headcount-related costs, audit and tax service fees, patent-related and general legal fees, licenses, patent and trademark related fees, expenses related to our increased efforts in the ReneviaTM (formerly HyStem®-Rx) clinical development program, PanC-DxTM diagnostic development program in preparation for clinical trials of those products, and costs attributable to the establishment of the operations of Asterias and other costs related to the acquisition of the Geron assets.

Cash Flow

Net cash used in operating activities was $7.0 million for the three months ended March 31, 2013 compared to $5.7 million for the three months ended March 31, 2012, reflecting the hiring of additional staff and increased headcount-related expenses, the rental of a new research and development facility effective January 2013 associated with the establishment of the operations of Asterias, increased expense related to research and development programs in BioTime subsidiaries in preparation for clinical trials, including programs expanded through business acquisitions, and specific transaction related legal and administrative expenses related in large measure to the Asset Contribution Agreement among BioTime, Asterias, and Geron.

Balance Sheet

Cash and cash equivalents, on a consolidated basis, totaled $9.9 million as of March 31, 2013, compared with $4.3 million as of December 31, 2012.

During the first quarter of 2013, BioTime and certain subsidiaries raised gross proceeds of $11.3 million from the sale of 2,537,051 BioTime common shares at a weighted average price of $4.45 per share in the open market.

In January 2013, BioTime entered into a Stock and Warrant Purchase Agreement with Romulus Films Ltd. under which BioTime received $5 million for the sale of 1,350,000 BioTime common shares and warrants to purchase 650,000 additional BioTime common shares with an exercise price of $5.00 per share and a term expiring in January 2016. The sale of the BioTime shares and warrants to Romulus was completed through a $2 million tranche funded in January 2013 and a $3 million tranche funded on April 10, 2013. This $5 million investment will be used to fund BioTime’s $5 million cash contribution to Asterias under the Asset Contribution Agreement.

About BioTime, Inc

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is enhanced through subsidiaries focused on specific fields of application. BioTime develops and markets research products in the fields of stem cells and regenerative medicine, including a wide array of proprietary PureStem™ cell lines, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (formerly known as HyStem®-Rx), a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-Dx™ currently being developed for the detection of cancer in blood samples. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's subsidiary LifeMap Sciences, Inc. markets GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database. LifeMap Sciences also markets BioTime research products and PanDaTox, an innovative, recently developed, searchable database that can aid in the discovery of new antibiotics and biotechnologically beneficial products. Asterias Biotherapeutics, Inc. is a new subsidiary being used to acquire the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements. Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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BIOTIME, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2013 (Unaudited)	December 31, 2012

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,896,335	$4,349,967
Inventory	52,335	55,316
Prepaid expenses and other current assets	3,018,421	2,774,196
Total current assets	12,967,091	7,179,479

Equipment, net	1,741,664	1,348,554
Deferred license and consulting fees	625,671	669,326
Deposits	118,748	64,442
Intangible assets, net	19,844,219	20,486,792
TOTAL ASSETS	$35,297,393	$29,748,593

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$3,901,027	$3,989,962
Deferred license revenue, current portion	394,343	400,870
Total current liabilities	4,295,370	4,390,832

LONG-TERM LIABILITIES
Deferred license revenue, net of current portion	732,210	768,678
Deferred rent, net of current portion	52,174	57,214
Other long term liabilities	235,045	237,496
Total long-term liabilities	1,019,429	1,063,388

Commitments and contingencies

EQUITY
Preferred Shares, no par value, authorized 1,000,000 shares; none issued	-	-
Common Shares, no par value, authorized 75,000,000 shares; issued and outstanding shares; 54,912,781 issued, and 52,551,813 outstanding as of March 31, 2013 and 51,183,318 issued, and 49,383,209 outstanding at December 31, 2012, respectively	135,594,729	119,821,243
Contributed capital	93,972	93,972
Accumulated other comprehensive income/(loss)	88,867	(59,570)
Accumulated deficit	(109,614,976)	(101,895,712)
Treasury stock at cost: 2,360,968 and 1,800,109 shares at March 31, 2013 and at December 31, 2012, respectively	(10,317,681)	(8,375,397)
Total shareholders' equity	15,844,911	9,584,536
Noncontrolling interest	14,137,683	14,709,837
Total equity	29,982,594	24,294,373
TOTAL LIABILITIES AND EQUITY	$35,297,393	29,748,593

BIOTIME INC CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (Unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012

REVENUES:
License fees	$349,824	$36,468
Royalties from product sales	107,599	147,402
Grant income	90,326	400,809
Sale of research products	66,724	67,535
Total revenues	614,473	652,214

Cost of Sales	(182,749)	(20,268)

Total net revenues	431,724	631,946

EXPENSES:
Research and development	(5,395,488)	(4,178,781)
General and administrative	(3,416,145)	(2,368,705)
Total expenses	(8,811,633)	(6,547,486)
Loss from operations	(8,379,909)	(5,915,540)
OTHER INCOME/(EXPENSES):
Interest income, net	943	8,298
Other expense, net	(29,579)	(327,095)
Total other expenses, net	(28,636)	(318,797)
NET LOSS	(8,408,545)	(6,234,337)
Less: Net loss attributable to the noncontrolling interest	689,282	1,260,995

NET LOSS ATTRIBUTABLE TO BIOTIME, INC. (1)	$(7,719,263)	$(4,973,342)

Foreign currency translation gain	148,437	124,089

TOTAL COMPREHENSIVE LOSS (2)	$(7,570,826)	$(4,849,253)

BASIC AND DILUTED LOSS PER COMMON SHARE (1)	$(0.15)	$(0.10)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING: BASIC AND DILUTED	51,175,649	49,035,788

(1) Basic and diluted loss per common share is calculated using "Net loss attributable to BioTime, Inc."

(2) Comprehensive net loss includes foreign currency translation gain of $148,437 and $124,089 for the three months ended March 31, 2013 and 2012, respectively arising entirely from the translation of foreign subsidiary financial information for consolidation purposes and therefore not used in the calculation of basic and diluted loss per common share.

CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com